AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this ___ day of __________, 2009, by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“FGWL&A”), VAN ECK WORLDWIDE INSURANCE, VAN ECK ASSOCIATES CORPORATION, VAN ECK SECURITIES CORPORATION and CHARLES SCHWAB & CO., INC. (“Schwab”) (collectively, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties are parties to a Fund Participation Agreement dated July 8, 1997, (the “Agreement”); and
WHEREAS, the Parties to the Agreement desire to remove Schwab as a party to the Agreement and substitute FGWL&A for all Schwab rights and responsibilities thereunder; and
WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and
WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.
Schwab is hereby removed as a party to the agreement. FGWL&A shall be substituted for Schwab as the party responsible for performing Fund administrative services under the Agreement.  Specifically, FGWL&A shall replace Schwab in Article V and Schedules C and E of the Agreement.

2.	As of the effective date of this Amendment, all fees formerly payable to Schwab by the Fund(s), including 12b-1 distribution and/or administrative service fees, should now be paid to FGWL&A.
3.	Schedule B of the Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.
4.	All other provisions of the original Agreement remain unchanged and in force.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the ___ day of __________, 2009.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
By its authorized officer,

By:______________________________
Name:
Title:
Date:

CHARLES SCHWAB & CO., INC.
By its authorized officer,

By:______________________________
Name:
Title:
Date:

VAN ECK WORLDWIDE INSURANCE,
By its authorized officer,

By:______________________________
Name:
Title:
Date:

VAN ECK ASSOCIATES CORPORATION
By its authorized officer,

By:______________________________
Name:
Title:
Date:

VAN ECK SECURITIES CORPORATION
By its authorized officer,

By:______________________________
Name:
Title:
Date:

SCHEDULE  B

Any Portfolios or series of shares of the Trust which are available and open to new investors on or after the effective date of this Agreement.